                        AGREEMENT FOR CONSULTING SERVICES

AGREEMENT made and entered into as of this 20th day of March 2003 (the
"Agreement"), by and between RRUN Ventures Network Inc. a Nevada Corporation
(the "Company") with principal offices at 62 West 8th Avenue, Vancouver, British
Columbia, V5Y 1M7 and Terrence Lall with principal offices at 69 Yorkville Ave.
Toronto, Canada. M5R 188 ("Consultant").

WHEREAS, the Company is in the primary business of producing live entertainment events and the development and management of entertainment establishments, namely nightclubs; and

WHEREAS, the Consultant is in the business of developing and managing entertainment establishments, including nightclubs, and providing business advice, management and product marketing services to companies in various business fields including but not limited to entertainment, and the Company believes such experience is in its best interest to utilize, and

WHEREAS, the Company acknowledges that the Consultant has been performing such services since January 6th, 2003 for the Company and the Consultant formally desires to continue providing such services to the Company with the specific intention and objective to use his Best Efforts to develop and establish entertainment establishments, namely nightclubs for the Company that will add value to the Company's business, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide entertainment establishment start up, development, operational management, business advice, management, and product development and marketing services to the Company.

2. TERM. The term of this agreement shall commence on the date hereof and shall continue for a period of two years with one renewable term of two years.
Renewable terms will automatically renew unless the Agreement is terminated.

3. SERVICES. Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection therewith shall:

(a) perform services for the Company regarding the conceptualizing, development, and operating of entertainment establishments, namely nightclubs, initially in the geographic areas of Canada and Northeastern, USA.

(b) perform services for the Company regarding the research, solicitation and closing of entertainment establishment acquisitions, and subsequent operating of such entertainment establishments, namely nightclubs, initially in the geographic areas of Canada and North-eastern, USA.

(c) perform services for the Company regarding the business development and planning of the securing of and/or formation of new partnerships and subsidiaries for the Company to develop and/or acquire entertainment establishments, namely nightclubs, initially in the geographic areas of Canada and North-eastern, USA.

(d) perform  services  for the Company as a key  consultant  strategist  for its overall Entertainment  Establishment  business in other regions that the Company plans, develops, manages, and/or operates entertainment establishments.

(e) assist in the coordination, of the business development efforts of the
Company's other business operations in Canada and North-eastern USA.

(f) attend meetings, whether in person or by phone, or video teleconference of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

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(g) attend meetings at the request of the Company and review, analyze and report on proposed business opportunities;

(h) consult with the Company concerning on-going strategic corporate planning and long term corporate development policies, including advice regarding revisions of the Company's business plan;

(i) consult with, advise and assist the Company in identifying, studying and evaluating acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(j) assist the Company in obtaining advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants;

(k) consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees;

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to from time to time perform other Services, not detailed herein, as requested by the Company that fall under the scope of Services the Consultant is capable of performing. Consultant agrees to make himself, at the election of the Company, available to evaluate certain proposals, that relate to certain business undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

4. COMPENSATION (all amounts USD).
(a) $5,000/month (total of $60,000)

        o   $5,000 paid upfront for retainer
        o   $11,000 paid upfront for services rendered
        o   $44,000 to be paid in stock, restricted as per rule 144

 (b)For upfront payments due, the Company shall cause to be issued to the
Consultant,  as a non-refundable retainer for entering into this  agreement and for services rendered 5,000,000 (five million) shares of its Common Stock shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933.
The $44,000 due to be paid in stock, restricted as per rule 144 will be issued and delivered to Consultant upon mutual agreement between the parties.

(c) All approved out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the
Company and paid upon submission of appropriate documentation thereof, provided.
The Consultant has the right to convert any expenses unpaid for a period of 60 days or greater to common shares.

(d) The structure of the Compensation in 4(a) and 4(b) above is for the first year of the Term only. In year two of the Term, and any subsequent renewal Terms the Compensation total will be the same as paid in year one (total of $60,000)
except the Consultant will have the option to elect whether the Compensation will be paid in cash or common stock or both, and if both, the Consultant may specify the prorated basis. Any Compensation to be paid in stock as stated in this section 4(d) shall be paid by free trading stock. Consultant will submit to the Company the details of his election in writing as per this section (4d) no later than 90 days before the end of the current term.

(e) All stock to be issued hereunder will be issued at a price/share of mutual agreement but no less than closing market price of the Company's stock on the day of execution of the pursuant agreement or election notice.

(f) Based on the successful attainment of the closing of the first entertainment establishment, namely nightclub development project by the Consultant for the
Company, the Company will execute a stock option agreement with the Consultant.
Granting of options will be done at the sole discretion of Management and subsequent terms will be mutually agreed to prior to any grant.

(g) After the first year of the Term the Company shall review the performance of the Consultant on semi-annual basis. Any subsequent changes to the Compensation hereunder will be mutually agreed to in writing by both parties provided that the Compensation after the first year will remain at no less that the annual amount referred to in 4d) above.

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5. BEST EFFORTS BASIS. Subject to Section 7 Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this
Agreement.

6. COMPANY'S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.

7. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities. The Consultant acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services and therefore agrees to the following: It is understood by both parties that during the term of this Agreement the Consultant will be considered a
"Staff Consultant" defined as a Consultant whereas the Consultant acknowledges that rendering services to the Company is his "first priority" and therefore affords the Company with the First Right of Services to purchase and subsequently benefit from" his services during the Term. Under this Agreement
"First Right or Services shall be defined as all services required by the
Company from the Consultant during the Term shall take precedent over services of other Clients of Consultants.

8. INFORMATION REGARDING COMPANY. Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with his legal, financial and investment advisors to an extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this
Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. The Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9. CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant's obligations under this
Agreement consist solely of the services described herein. In no event shall
Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of the
Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the
Company as a consequence of such actions. Consultant agrees that all of his work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with consultant to enable
Consultant to perform his obligations under this Agreement;

(b)The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;

(c) Because Consultant will rely upon information being supplied it by the
Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(d) The Shares, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability to the ownership thereof;

(e) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

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11. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement,
Consultant hereby represents and warrants to the Company as follows:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this
Agreement in the time and manner contemplated;

(b) He has the requisite skill and experience to perform the services and to carry out and fulfill his duties and obligations hereunder;

12. LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the
Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of his duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the
Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of
Securities Dealers, Inc.

13. CONFIDENTIALITY. Until such time as the same may become publicly known,
Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material. Consultant also agrees to execute any non disclosure or confidentiality agreements required by the Company.

14. NOTICE. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the
Company's assets and business or into which the Company may be consolidated or merged and Consultant and his heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16. TERMINATION. Consultant agrees that the Company may terminate this Agreement at any time after the first year of the Term by providing 60 days written notice of termination to Consultant. The Company agrees that the Consultant may terminate this Agreement after the first year of the Term by providing the
Company with 60 days written notice. Any notice of termination shall only be effective however, when received. The Consultant and Company agree that, due the level of Compensation that may be delivered to Consultant as prepaid
Compensation, during the first year of the Term neither party will terminate the
Agreement within the first year of the Term without cause. "Cause" is herein defined as acts by either party that would be detrimental to the business or reputation of the other party, including but not limited to illegal acts and/or the wilful refusal without proper cause to perform Material duties under the
Agreement. If Cause is cited by either party the other party shall have 30 days after the receipt of written notice to rectify the breach as defined in the termination notice submitted by the other party.

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17. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the British Columbia, and for all purposes shall be construed in accordance with the laws of said province.

18. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by writing signed by the parties hereto and attached as an addendum.

19. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

20. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shaI1 be deemed an original but all of which together shall constitute one and the same instrument.

22. FACSIMILE TRANSMISSION SIGNATURES. A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

RRUN VENTURES NETWORK INC.                  TERRENCE LALL

By: Ray Hawkins                             By: Terrence Lall
_____________________________               _____________________________
    Ray Hawkins, President                      Terrence Lall